                                                                     EXHIBIT 1.2

                            UNDERWRITING AGREEMENT


                                           April 3, 1997



AMGEN INC.
1840 DeHavilland Drive
Thousand Oaks, California  91320-1789

Ladies and Gentlemen:

          We, the underwriters named below (collectively, the "Underwriters"), understand that Amgen Inc., a Delaware corporation (the "Company"), proposes to issue and sell $100,000,000 aggregate principal amount of its 8 1/8% Debentures due April 1, 2097 (the "Offered Securities").

          A. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of the Offered Securities set forth below opposite their names at a purchase price of 98.333% of the principal amount of the Offered Securities, plus accrued interest, if any, from April 1, 1997 to the Closing Date (as defined below):

                                     Principal Amount of
      Name                           Offered Securities
      ----                           ------------------
Merrill Lynch, Pierce,
 Fenner & Smith Incorporated.......     $ 50,000,000
Morgan Stanley & Co.
 Incorporated......................     $ 50,000,000

       Total.......................     $100,000,000
                                        ============

The Underwriters will pay for the Offered Securities upon delivery thereof at 10:00 a.m. (New York time) on April 8, 1997, at such place as the Underwriters shall designate. Such date and location of delivery of and payment for the Offered Securities may be varied by agreement between the Company and the

Underwriters. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

          B. The Offered Securities are to be issued pursuant to the provisions of an Indenture, dated as of January 1, 1992, as supplemented by a First Supplemental Indenture dated as of February 26, 1997 (as so supplemented, and including any instrument establishing the form and terms of the Offered Securities, the "Indenture"), between the Company and Citibank, N.A., as trustee.

          C. The Offered Securities shall have the terms set forth in the Basic Prospectus dated March 28, 1997, and the Prospectus Supplement dated April 3, 1997, relating to the Offered Securities.

          D. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the preparation, printing (or reproduction) and filing with the Commission of the Registration Statement, any preliminary prospectus and the Prospectus and of each amendment and supplement thereto, (ii) the printing (or reproduction) and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Offered Securities, (iii) the preparation, issuance and delivery of the certificates for the Offered Securities to the Underwriters, including any transfer taxes or duties payable upon the sale of the Offered Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the expenses described in Section 5(d) hereof, and (vi) the printing (or reproduction) and delivery to the Underwriters of any blue sky survey and any supplement thereto.

          E. All provisions contained in the document entitled Amgen Inc. Underwriting Agreement Standard Provisions (Debt Securities), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that (i) if any term defined in such document is otherwise defined herein, the definition set forth herein shall control and (ii) all references in such document to a type of security that is not an Offered Security shall not be deemed to be a part of this Agreement.

          Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                    Very truly yours,

                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED
                    MORGAN STANLEY & CO. INCORPORATED
                         As the Underwriters named herein


               By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED


                    By:         /s/ Matt Pendo
                         ----------------------------------
                         Name:  Matt Pendo
                         Title: Managing Director


               By:  MORGAN STANLEY & CO. INCORPORATED


                    By:         /s/ Harold J. Hendershot III
                         ----------------------------------
                         Name:  Harold J. Hendershot III
                         Title:  Vice President


Accepted:

AMGEN INC.


By:       /s/ Robert S. Attiyeh
     -----------------------------------
     Name:  Robert S. Attiyeh
     Title: Senior Vice President
            Finance and Corporate Development,
            and Chief Financial Officer

                                   AMGEN INC.

                             UNDERWRITING AGREEMENT

                              STANDARD PROVISIONS
                               (DEBT SECURITIES)



          From time to time, Amgen Inc., a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (each, an "Underwriting Agreement"). Any such Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in any such Underwriting Agreement are used herein as therein defined.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 33-44454) including a prospectus relating to the Offered Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Offered Securities pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Regis-tration Statement" means the registration statement (Registration No. 33-44454) as amended to the date of this Agreement, and the registration statement (Registration No. 333-19931) relating to the Offered Securities filed by the Company with the Commission on January 17, 1997 pursuant to Rule 462(b) under the Securities Act. The term "Basic Prospectus" means the basic prospectus included in the Registration Statement, as amended by the final basic prospectus relating to the offering and sale of debt securities, filed with the Commission on March 28, 1997 pursuant to Rule 424 under the Securities Act. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means the preliminary prospectus supplement specifically relating to the Offered Securities, filed with the Commission on March 28, 1997 pursuant to Rule 424 under the Securities Act, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus," "preliminary prospectus," "supplement" and "amendment" or "amend" shall include, in each case, all documents that are incorporated or (as required by paragraph
(b) of Item 12 of Form S-3) deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          The term "Significant Subsidiary" shall be used herein as such term is defined in Rule 1-02 of Regulation S-X.

          The term "Subsidiary" as used herein shall mean any corporation the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) are at the time owned or controlled directly or indirectly by the Company or one or more Subsidiaries or by the Company and one or more Subsidiaries.

          1.   Representations and Warranties.  The Company represents and
               ------------------------------
warrants to each of the Underwriters and agrees with each Underwriter that:

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or to the Company's knowledge threatened by the Commission.

               (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and
     (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information concerning any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the trustee referred to in the Registration Statement.

               (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole.

               (d) The Company has no Significant Subsidiaries.

               (e) Kirin-Amgen, Inc. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole.

               (f) This Agreement has been duly authorized, executed and deliv-ered by the Company.

               (g) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due execution and delivery thereof by the trustee thereunder) is a valid and binding agreement of the Company, enforceable in accordance with its terms except (i) to the extent that a waiver of rights under any usury laws may be unenforceable and as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights and remedies generally and (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, whether or not enforcement is sought at law or in equity.

               (h) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company, enforceable in accordance with their terms except (i) to the extent that a waiver of rights under any usury laws may be unenforce-able and as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights and remedies generally and (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, whether or not enforcement is sought at law or in equity.

               (i) The execution and delivery by the Company of, and the perfor-mance by the Company of its obligations under, this Agreement, the Indenture and the Offered Securities (A) will not contravene any provision of (i) the certificate of incorporation or by-laws of the Company, (ii) any agreement or other instrument binding upon the Company, Kirin-Amgen, Inc. or their respective business or assets that is material to the financial condition of the Company and its Subsidiaries, taken as a whole, (iii) applicable law and (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, Kirin-Amgen, Inc. or their respective business or assets, and (B) no consent, approval or authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.

               (j) There has not been any material adverse change or any prospective material adverse change in the financial condition or in the earnings of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus.

               (k) There are no legal or governmental proceedings pending or to the Company's knowledge threatened to which the Company or Kirin-Amgen, Inc. is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be filed as exhibits to the Registration Statement that are not filed as required.

               (l) Each of the Company and Kirin-Amgen, Inc. has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole.

               (m) The Company is not an "investment company" or an entity "con-trolled by" an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (n) To the Company's knowledge, each of the Company and Kirin-Amgen, Inc. owns or possesses, or can acquire on reasonable terms, all patents, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names which are currently employed by them in connection with the business now operated by them and which, in each case, are material to the financial condition of the Company and its Subsidiaries, taken as a whole, and, except as described in the Registration Statement or the Prospectus, neither the Company nor Kirin-Amgen, Inc. has received any notice of infringement with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the financial condition of the Company and its Subsidiaries, taken as a whole.

               (o) Neither the Company nor Kirin-Amgen, Inc. is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and each of the Company and Kirin-Amgen, Inc. has received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and each of the Company and Kirin-Amgen, Inc. is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the financial condition of the Company and its Subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

          2.   Public Offering.  The Company is advised by the Underwriters that
               ---------------
the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Underwriters' judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.

          3.  Purchase and Delivery.  Except as otherwise provided in this
              ---------------------
Section 3, payment for the Offered Securities shall be made by wire transfer of same day funds at the time and place set forth in this Agreement, upon delivery to the respective accounts of the several Underwriters of the Offered Securities, represented by a fully registered global security and registered in the name of The Depository Trust Company or its nominee, with any transfer taxes payable in connection with the transfer of the Offered Securities to the Un-derwriters duly paid.

          4.   Conditions to Closing.  The several obligations of the
               ---------------------
Underwriters hereunder are subject to the following conditions:

               (a)  (i)   subsequent to the execution and delivery of this
          Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                    (ii) there shall not have occurred any change in the financial condition or in the earnings of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus, that, in the judgment of the Underwriters, is material and adverse and that makes it, in the judgment of the Underwriters, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus; and

                    (iii) the Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

               The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

               (b) The Underwriters shall have received on the Closing Date an opinion of counsel for the Company (who may be an employee of the Company), dated the Closing Date, to the effect set forth in Exhibit A.

               (c) The Underwriters shall have received on the Closing Date an opinion of Latham & Watkins, special counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

               (d) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, dated the Closing Date, to the effect set forth in Exhibit C.

               (e) The Underwriters shall have received on the Closing Date an opinion of Hogan & Hartson L.L.P., special counsel for the Company, dated the Closing Date, in form and substance reasonably acceptable to Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Underwriters, with respect to the disclosure contained in the Prospectus relating to the False Claims Act Matter (as defined in Exhibit B hereto).

               (f) The Underwriters shall have received at the time of the execution of this Agreement a letter, dated the date hereof, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

               (g) The Registration Statement shall have become effective and on the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Company or the Underwriters, threatened by the Commission.

               (h) The Underwriters shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (f) of this Section, except that the specified date referred to shall be a date not more than two business days prior to the Closing Date.

          5.  Covenants of the Company.  In further consideration of the
              ------------------------
agreements of the Underwriters contained herein, the Company covenants as follows:

               (a) To furnish the Underwriters, without charge, a signed copy of the Registration Statement (including exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

               (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object.

               (c) If, during such period after the first date of the public offering of the Offered Securities as in the written opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not misleading in the light of the circumstances when the Prospectus is delivered to a purchaser, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Offered Securities may have been sold by the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not be misleading in the light of the circumstances when the Prospectus is delivered to a purchaser, or so that the Prospectus, as so amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to pay all expenses (including reasonable fees and disburse ments of counsel) in connection with such qualification.

               (e) To make generally available to the Company's security holders and to the Underwriters as soon as practicable an earning statement covering a 12-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

               (f) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Underwriters.

          6.   Indemnification and Contribution.  The Company agrees to
               --------------------------------
indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration State-ment (as amended if the Company shall have furnished any amendments thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by any untrue statement of material fact contained in any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect
         --------  -------
to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the written opinion of independent legal counsel, be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in the first or second paragraph in this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Offered Securities. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amount of Offered Securities purchased by each of such Underwriters and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution provisions contained in this Section 6 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) delivery of the Offered Securities to the Underwriters.

          7.   Termination.  This Agreement shall be subject to termination in
               -----------
the Underwriters' absolute discretion, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date
(i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Underwriters, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Underwriters, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

          8.   Defaulting Underwriters.  If on the Closing Date any one or more
               -----------------------
of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase on such date, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names above bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities that any
      --------
Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

          9.   Miscellaneous.  This Agreement may be signed in any number of
               -------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          10.  Headings.  The headings of the sections of this Agreement have
               --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                                                       Exhibit A


                         Opinion of George A. Vandeman,
                        General Counsel for the Company



          The opinion of George A. Vandeman, General Counsel for the Company, to be delivered pursuant to Section 4(b) of the Underwriting Agreement, shall be to the effect that:

               (i) the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Based solely on certificates from public officials, such counsel shall confirm that the Company is qualified to do business in the states set forth on Annex A;

               (ii) based solely on certificates from public officials, such counsel shall confirm that Kirin-Amgen, Inc. has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and, based solely on the Certificate of Incorporation of Kirin-Amgen, Inc., has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

               (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

               (iv) the execution and delivery by the Company of, and the issuance and sale of the Offered Securities pursuant to, the Underwriting Agreement (A) will not contravene (i) the certificate of incorporation or by-laws of the Company or (ii) any agreement or other instrument identified as an exhibit to the Company's most recent annual report on Form 10-K, and
     (B) to such counsel's knowledge (i) will not contravene any provision of applicable law, (ii) will not contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, Kirin-Amgen, Inc. or their respective business or assets, and
     (iii) no consent, approval or authorization or order of or qualification with any governmental body or agency is required for the issuance and sale of the Offered Securities by the Company under the Underwriting Agreement, except such as are specified and have been obtained and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities;

               (v) to such counsel's knowledge, the statements in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, are accurate in all material respects;

               (vi) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any contracts or other documents that are required to be filed as exhibits to the Registration Statement that are not filed as required; and

               (vii) each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements, schedules and other financial data included or incorporated therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

          In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel does not pass upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and has not made any independent check or verification thereof, during the course of such participation (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need not express any belief with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus or incorporated therein by reference or with respect to the Form T-1.

          Counsel for the Company may limit his opinion to the laws of the States of Delaware and California, and the federal laws of the United States; provided, that with respect to the laws of the State of California such counsel
--------
may either (A) rely upon an opinion or opinions (in the form and substance reasonably satisfactory to Underwriters' counsel) of other counsel or counsels admitted to practice law in the State of California or (B) state in his opinion that his opinion is based on the advice of counsel or counsels who are admitted to practice law in the State of California; provided, further, that such counsel
                                            --------  -------
or counsels may be employees of the Company. If such counsel shall rely on the opinion of another counsel with regard to the laws of the State of California, the opinion of such counsel for the Company shall state that the opinion or opinions, as the case may be, of any other such counsel or counsels is or are in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

                              ANNEX A
                              -------

          California                     North Carolina
          Florida                        Ohio
          Massachusetts                  Pennsylvania
          Michigan                       Tennessee
          Missouri                       Texas
          New Jersey                     Virginia
          New York                       Wisconsin

                                                                       Exhibit B


                          Opinion of Latham & Watkins,
                        Special Counsel for the Company


          The opinion of counsel to the Company, to be delivered pursuant to
Section 4(c) of the Underwriting Agreement shall be to the effect that:

          (i) the Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

          (ii) the Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits provided by the Indenture and will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with their terms;

          (iii) the statements in the Prospectus Supplement under the caption "Description of the Debentures" and in the Basic Prospectus under the caption "Description of Debt Securities" insofar as such statements constitute summaries of the legal matters or documents referred to therein, are accurate in all material respects; and

          (iv) the Registration Statement and Prospectus (except for financial statements, schedules and other financial data included or incorporated herein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters, at which the litigation matter filed under the qui tam provisions of the Federal False Claims Act (the "False Claims Act Matter") set forth in "Item 3 - Legal Proceedings" of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission on March 24, 1997 (the "Form 10-K") were discussed and, although we are not passing upon, and do not assume any responsi-bility for, the accuracy, completeness or fairness of the statements contained in the Form 10-K with respect to the False Claims Act Matter and have not made any independent check or verification thereof, during the course of such participation (relying as to materiality to the extent we deemed appropriate upon the statements of officers and other representatives of the Company), no facts came to our attention that caused us to believe that the description of the False Claims Act Matter included in Item 3 of the Form 10-K, as of the date of the Prospectus Supplement and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood, except with respect to the False Claims Act Matter set forth in the Form 10-K and incorporated by reference in the Prospectus, that we express no belief with respect to the Registration Statement or the Prospectus.

          Counsel for the Company may limit their opinion to the laws of the States of Delaware, California and New York and the federal laws of the United States. Such counsel's opinion shall be subject to the following exceptions, limitations and qualifications: (A) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (B) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (C) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (D) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indenture; and (E) we express no opinion with respect to whether the acceleration of the Offered Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon. With respect to paragraph (iv) above, such counsel may state that such counsel's opinion assumes that the statements made and incorporated by reference in the Prospectus and Registration Statement are correct and complete.

                                                                       Exhibit C


              Opinion of Skadden, Arps, Slate, Meagher & Flom LLP,
                          Counsel for the Underwriters


          The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, to be delivered pursuant to Section 4(d) of the Underwriting Agreement shall be to the effect that:

          (i) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

          (ii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

          (iii) the issuance and sale of the Offered Securities have been duly authorized by the Company, and the Offered Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

          (iv) The Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations, except that in each case (A) we express no opinion as to (i) the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom, (ii) the documents incorporated by reference therein or (iii) the exhibits to the Registration Statement, including the Form T-1, (B) and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus.

        In addition, we have participated in conferences with officers and representatives of the Company, counsel for the Company, representatives of the independent accountants of the Company and you at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to (i) the financial statements, schedules and other financial data included therein or excluded therefrom, (ii) the documents incorporated by reference therein or (iii) the exhibits to the Registration Statement, including the Form T-1.


                                      C-2